Exhibit 10.9

CERTAIN IDENTIFIED INFORMATION MARKED BY [*] HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED

Amendment No.1 to Exclusive Supply and Distribution Agreement

This amendment (this “Amendment”), dated as of April 19, 2021, is entered by and between CytoDyn Inc., a Delaware corporation (“CytoDyn”) having a place of business at 1111 Main Street, Vancouver, Washington 98660, and Chiral Pharma Corporation, a Philippines corporation (“CPC”) having a place of business at P. Antonio St., cor F. Legaspi St., Ugong, Pasig, Metro Manila, with respect to the following facts:

The parties entered into a certain Exclusive Supply and Distribution Agreement dated as of April 15, 2021 ("Agreement"). Capitalized terms not defined herein have their respective meanings in the Agreement. The parties now desire to amend the Agreement in certain respects on the terms and conditions set forth below. In consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby amend the Agreement and otherwise agree as follows:

1.Amendments.
(a)A new Section 2.5.3 is added as follows:

Notwithstanding any of the other provisions in this Agreement and without limiting any other provision herein, CPC agrees that the remedies set forth in this Section 2.5 are CPC’s sole and exclusive remedies with respect to the rejection of Product.

(b)The reference to section “3.2” is added and the section is amended as follows:

3.2 Payment. All payments due to CytoDyn shall be payable in US Dollars. With respect to each Purchase Order, CPC shall open an irrevocable import letter of credit (“LoC”) and deliver such LoC to CytoDyn within five (5) working days (i.e., excluding Saturdays, Sundays or national holidays) in the Philippines after CytoDyn submits the Payment Invoice. Such LoC shall allow CytoDyn to draw on the LoC [*] days after delivering the shipment corresponding to the Payment Invoice and shall be (i) in the amount equal to the amount payable by CPC to CytoDyn under the corresponding Payment Invoice and (ii) issued by a well-known bank acceptable to CytoDyn and confirmed by a reputable international bank.

(c)A new Section 6.3 is added as follows:

6.3EXCEPT FOR ITS INDEMNIFICATION OBLIGATIONS (INCLUDING PRODUCT LIABILITY), BREACH OF SECTION 8, OR ITS GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT: (i) CYTODYN OR ITS AFFILIATES WILL NOT BE LIABLE TO CPC FOR ANY INDIRECT, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, INCLUDING LOSS OF PROFITS, GOODWILL OR REVENUE, DATA OR USE, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT; and (ii) CYTODYN’S MAXIMUM LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE

AMOUNT PAID BY CPC TO CYTODYN WITHIN NINETY (90) DAYS BEFORE THE EVENT GIVING RISE TO SUCH LIABILITY OCCURRED.

(d)Section 9.4.2 is amended to add “CytoDyn may decide to repurchase Products from CPC; in such event,” to the beginning of this section.
(e)A new Section 9.4.4 is added as follows:

In the event of adverse regulatory ruling regarding use of leronlimab for Covid-19, CytoDyn shall within thirty (30) days from effective date of termination of this Agreement, repurchase all inventory of Products and CytoDyn shall pay CPC for a price equivalent to the Product’s Purchase Price.

2.Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties. Without limitation, the amendments contained herein will not be construed as an amendment to or waiver of any other provision or exhibit of the Agreement or as a waiver of or consent to any further or future action on the part of either party that would require the waiver or consent of the other party. On and after the Amendment Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or similar words, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement will mean and be a reference to the Agreement, as amended by this Amendment.

This Amendment will be governed by and construed under the same laws that govern the Agreement. This Amendment may be executed in two or more counterparts, including counterparts delivered electronically, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the Amendment Date.

Nader Pourhassan, Ph.D. President and Chief Executive Officer	Francis Wade Z. Gomez, IV President
CYTODYN INC. By /s/ Nader Pourhassan NameNader Pourhassan, Ph.D. Title President and Chief Executive Officer	CHIRAL PHARMA CORPORATION By /s/ Francis Wade Z. Gomez, IV NameFrancis Wade Z. Gomez, IV TitlePresident